Exhibit 10.25

Execution Version

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of April 7, 2020, by AVEPOINT PUBLIC SECTOR, INC., a Virginia corporation, and AVEPOINT HOLDINGS USA, LLC, a Virginia limited liability company (each, a “Guarantor” and, together, “Guarantors”), in favor of HSBC VENTURES USA INC. (“Bank”).

RECITALS

WHEREAS, pursuant to the terms of the Loan and Security Agreement, dated as of the date hereof, by and among AvePoint, Inc., a Delaware corporation (the “Borrower”), the Guarantors, and Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), Bank has agreed to extend a credit facility to Borrower (the “Credit Facility”), provided that each Guarantor guarantees Borrower’s obligations relating to the Credit Facility as provided herein;

WHEREAS, each Guarantor is a wholly-owned subsidiary of Borrower; and

WHEREAS, each Guarantor, as a subsidiary of Borrower, will derive indirect benefits from Bank’s extension of the Credit Facility to Borrower under the Loan Agreement and is therefore willing to enter into and perform in accordance with this Guaranty.

EACH GUARANTOR THEREFORE GUARANTEES AND AGREES AS FOLLOWS:

1. Definitions and Terms.

(a) Definitions. For purposes of this Guaranty, the following terms shall have the following definitions:

“Borrower” shall include the named Borrower and any other Person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Loan Documents, including the trustee and the debtor-in-possession in any bankruptcy or similar proceeding involving the named Borrower.

(b) Other Terms. All other capitalized terms used herein without definition shall have the meanings assigned to them in the Loan Agreement.

2. Guaranty. Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Bank the due and punctual payment, performance and discharge (whether upon acceleration or otherwise in accordance with the terms thereof) of all Obligations. This guaranty of the Obligations includes in all cases all such Obligations which arise after the filing of a bankruptcy petition with respect to Borrower and all such Obligations which would become due but for the operation of (i) the automatic stay under Section 362(a) of the Bankruptcy Code, (ii) Section 502(b) of the Bankruptcy Code, or (iii) Section 506(b) of the Bankruptcy Code, including interest accruing under the Loan Documents after the filing of a Bankruptcy petition, whether or not allowed or allowable as a claim in the Bankruptcy proceeding. This Guaranty is a guaranty of prompt and punctual payment of the Obligations, whether at stated maturity, by acceleration or otherwise, and is not merely a guaranty of collection.

3. Rights of Bank. Each Guarantor authorizes Bank, without giving notice to any Guarantor or obtaining any Guarantor’s consent and without affecting the liability of Guarantors for the Obligations to the extent described in Section 2 hereof, from time to time, to:

(a) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations; grant other indulgences to Borrower in respect thereof; or modify in any manner any documents (other than this Guaranty) relating to the Obligations, in each case (other than with respect to decisions not to enforce and to grant indulgences) in accordance with Loan Documents;

(b) declare all Obligations due and payable upon the occurrence of an Event of Default;

(c) take and hold security for the performance of the Obligations and exchange, enforce, waive and release any such security;

(d) apply and reapply such security and direct the order or manner of sale thereof as Bank, in its sole discretion, may determine;

(e) release, surrender or exchange any deposits or other property securing the Obligations or on which Bank at any time may have a Lien; release, substitute or add any one or more endorsers or guarantors of the Obligations; or compromise, settle, renew, extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any such endorser or guarantor or other Person who is now or may hereafter be liable on any Obligations or release, surrender or exchange any deposits or other property of any such Person;

(f) apply payments received by Bank from Borrower to any Obligations, in such order as Bank shall determine, in its sole discretion, whether or not any such Obligations are covered by this Guaranty; and

(g) assign this Guaranty in whole or in part to the extent Bank is permitted to assign the Obligations under the Loan Agreement.

4. Guarantors’ Waivers.

(a) Each Guarantor waives:

(i) any defense based upon any legal disability or other defense of Borrower, or by reason of the cessation or limitation of the liability of Borrower from any cause (other than full payment of all Obligations and the termination or expiration of the Credit Facility), including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, and usury;

(ii) any defense based upon any legal disability or other defense of any other guarantor or other Person;

(iii) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower;

(iv) any defense based upon the application by Borrower of the proceeds of the Credit Facility for purposes other than the purposes represented by Borrower to Bank or intended or understood by Bank or such Guarantor;

(v) any defense based on such Guarantor’s rights, under statute or otherwise, to require Bank to sue Borrower or otherwise to exhaust its rights and remedies against Borrower or any other Person or against any collateral before seeking to enforce this Guaranty;

(vi) any defense based on Bank’s failure at any time to require strict performance by Borrower of any provision of the Loan Documents or by such Guarantor of this Guaranty. Such Guarantor agrees that no such failure shall waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security agreement (including, without limitation, the Loan Agreement and the Pledge Agreement), or exercising any rights available to Bank thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of such Guarantor;

(vii) any defense arising from any act or omission of Bank which changes the scope of such Guarantor’s risks hereunder;

(viii) any defense based upon Bank’s election of any remedy against such Guarantor or Borrower or both; any defense based on the order in which Bank enforces its remedies;

(ix) any defense based on (A) Bank’s surrender, release, exchange, substitution, dealing with or taking any additional collateral, (B) Bank’s abstaining from taking advantage of or realizing upon any Lien or other guaranty, and (C) any impairment of collateral securing the Obligations, including, but not limited to, Bank’s failure to perfect, or maintain the perfection or priority of, a Lien in such collateral;

(x) any defense based upon Bank’s failure to disclose to such Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay the Obligations;

(xi) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(xii) any defense based upon Bank’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute;

(xiii) any defense based upon any borrowing or any grant of a Lien under Section 364 of the Bankruptcy Code;

(xiv) any defense based on Bank’s failure to be diligent or to act in a commercially reasonable manner, or to satisfy any other standard imposed on a secured party, in exercising rights with respect to collateral securing the Obligations;

(xv) notice of acceptance hereof; notice of the existence, creation or acquisition of any Obligation; notice of any Event of Default; notice of the amount of the Obligations outstanding from time to time; notice of any other fact which might increase such Guarantor’s risk; diligence; presentment; demand of payment; protest; filing of claims with a court in the event of Borrower’s receivership or bankruptcy and all other notices and demands to which such Guarantor might otherwise be entitled (and agrees the same shall not have to be made on such Borrower as a condition precedent to such Guarantor’s obligations hereunder);

(xvi) any defense based on errors and omissions by Bank in connection with its administration of the Credit Facility;

(xvii) any defense based on application of fraudulent conveyance or transfer law or shareholder distribution law to any of the Obligations or the security therefor;

(xviii) any defense based on Bank’s failure to seek relief from stay or adequate protection in Borrower’s Bankruptcy proceeding or any other act or omission by Bank which impairs such Guarantor’s prospective subrogation rights;

(xix) any defense based on legal prohibition of Bank’s acceleration of the maturity of the Obligations during the occurrence of an Event of Default or any other legal prohibition on enforcement of any other right or remedy of Bank with respect to the Obligations and the security therefor; and

(xx) the benefit of any statute of limitations affecting the liability of such Guarantor hereunder or the enforcement hereof.

(b) Each Guarantor agrees that the payment of all sums payable under the Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Loan Documents shall similarly operate to toll the statute of limitations applicable to such Guarantor’s liability hereunder.

5. Subrogation. No Guarantor shall exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until (i) the prior payment, in full and in cash, of all Obligations and (ii) termination or expiration of the Credit Facility. Any amount paid to any Guarantor on account of any payment made hereunder prior to the payment in full of all Obligations and termination or expiration of the Credit Facility shall be held in trust for the benefit of Bank hereunder. So long as any Obligations remain outstanding and the Credit Facility remains in existence, each Guarantor shall refrain from taking any action or commencing any proceeding against Borrower, whether in connection with a Bankruptcy proceeding or otherwise, to recover any amounts in respect of payments made to Bank under this Guaranty.

6. Guarantors’ Acknowledgment. Each Guarantor acknowledges that Bank would not extend the Credit Facility but for this Guaranty.

7. Representations and Warranties of Guarantors. Each Guarantor represents and warrants to Bank, as an inducement to Bank to enter into the Loan Documents, that:

(a) the execution, delivery and performance by such Guarantor of this Guaranty (i) do not contravene any law or any contractual restriction binding on or affecting such Guarantor or by which such Guarantor’s property may be affected; and (ii) do not require any authorization or approval or other action by, or any notice to or filing with, any other Person except such as have been obtained or made;

(b) there are no conditions precedent to the effectiveness of this Guaranty, and this Guaranty shall be in full force and effect and binding on such Guarantor as of the date hereof, regardless of whether Bank obtains collateral or any guaranties from others or takes any other action contemplated by such Guarantor;

(c) this Guaranty constitutes the legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally and by general principles of equity;

(d) there is no action, suit or proceeding affecting such Guarantor pending or threatened before any court, arbitrator, or governmental authority, which may materially adversely affect such Guarantor’s ability to perform his obligations under this Guaranty;

(e) such Guarantor has established adequate means of obtaining from sources other than Bank, on a continuing basis, financial and other information pertaining to Borrower’s financial condition, Borrower’s property and Borrower’s activities relating thereto and the status of Borrower’s performance of obligations imposed by the Loan Documents, and such Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect such Guarantor’s risks hereunder and Bank has made no representation or warranty to such Guarantor as to any such matters;

(f) there are not now pending any material court or administrative proceedings or undischarged judgments against such Guarantor, and no tax liens have been filed or threatened against such Guarantor. Such Guarantor is not in default, or alleged to be in default, under any agreement for borrowed money; and

(g) Bank has made no representation or warranty to such Guarantor regarding any collateral for the Obligations, including its value and/or its transferability in the event Bank exercises its remedies under the Loan Documents.

8. Bankruptcy of Borrower. In any bankruptcy or other proceeding in which the filing of claims is required by law, each Guarantor shall file all claims which such Guarantor may have against Borrower relating to any indebtedness of Borrower to such Guarantor and shall assign to Bank all rights of such Guarantor thereunder. If such Guarantor does not file any such claim,

Bank, as attorney-in-fact for such Guarantor, is hereby authorized to do so in the name of such Guarantor or, in Bank’s discretion, to assign the claim to a nominee and to cause a proof of claim to be filed in the name of Bank’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Bank or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to Bank the amount payable on such claim and, to the full extent necessary for that purpose, such Guarantor hereby assigns to Bank all of such Guarantor’s rights to any such payments or distributions; provided, however, that such Guarantor’s obligations hereunder shall not be satisfied except to the extent that Bank receives cash by reason of any such payment or distribution. If Bank receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

9. Remedies Cumulative. Bank’s rights and remedies under this Guaranty, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on any Guarantor’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Each Guarantor expressly agrees that this Section 9 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

10. Demand; Protest. Except as otherwise provided in this Guaranty, each Guarantor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

11. Bank Records. Each Guarantor agrees that Bank’s books and records with respect to the Obligations shall be admissible in evidence in any action or proceeding shall be binding upon such Guarantor for purposes of establishing the items therein set forth and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a note or other instrument.

12. Additional, Independent and Unsecured Obligations. Each Guarantor’s obligations hereunder shall be in addition to, and shall not limit or in any way affect, such Guarantor’s obligations under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of Borrower under the Loan Documents. Bank may bring a separate action to enforce the provisions hereof against any Guarantor without taking action against Borrower or any other Person or joining Borrower or any other Person as a party to such action.

13. Term; Revival.

(a) This Guaranty is irrevocable by each Guarantor. It is a continuing guaranty and shall terminate only upon the full satisfaction of the Obligations (other than inchoate indemnity obligations or obligations extending beyond maturity that have been cash collateralized in an amount and manner satisfactory to Bank) and termination or expiration of the Credit Facility. If, notwithstanding the foregoing, any Guarantor shall have any nonwaivable right under applicable law or otherwise to terminate or revoke this Guaranty, such Guarantor agrees that such termination or revocation shall not be effective until Bank receives written notice of such termination or revocation. Such notice shall not affect the Bank’s right and power to enforce rights arising prior to receipt thereof. If Bank makes Credit Extensions or takes any other action after such Guarantor’s termination or revocation but prior to receipt of the requisite notice, Bank’s rights with respect thereto shall be the same as if such termination or revocation had not occurred.

(b) Each Guarantor’s liability hereunder shall be reinstated and revived, and the Bank’s rights shall continue, with respect to any amount at any time paid by Borrower on account of the Loan Documents which Bank shall be required to restore or return upon the bankruptcy, insolvency or reorganization of Borrower or for any other reason, whether by court order, administrative order or settlement, all as though such amount had not been paid and this Guaranty shall be reinstated if the Credit Facility had expired or terminated and all of the Obligations had been satisfied prior to the restoration or return of the payment.

14. Attorneys’ Fees; Enforcement. If any attorney is engaged by Bank to enforce, construe or defend any provision of (i) this Guaranty or (ii) in connection with the enforcement, construction or defense of this Guaranty, any of the other Loan Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, Guarantors shall pay to Bank, immediately upon demand, the amount of all reasonable out-of-pocket attorneys’ fees and costs incurred by Bank in connection therewith.

15. Headings. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

16. Choice of Law; Venue. This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principles except Title 14 of Article 5 of the New York General Obligations law. Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Guaranty or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process, right to a jury trial and agrees that service thereof may be made by certified or registered mail directed to such Person at such Person’s address for purposes of notices hereunder and that service so made shall be deemed completed upon the earlier to occur of such Person’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTY, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 16 shall survive the termination of this Agreement.

17. Notices. All notices, consents, requests, approvals, demands, or other communication by a party to this Guaranty or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered if sent to the applicable party at its address below and in accordance with the same requirements under Section 10 of the Loan Agreement. The parties may change their respective addresses in accordance with the provisions of Section 10 of the Loan Agreement.

If to any Guarantor:	c/o AvePoint Public Sector, Inc.
Riverfront Plaza West Tower 901 East Byrd Street, Ste. 900
Richmond, VA 23219
Attn: General Counsel
Email: legal@avepoint.com

If to Bank:	HSBC Ventures USA Inc.
452 Fifth Avenue
New York, NY 10018
Attn: Jan Luehrs
Email: jan.luehrs@us.hsbc.com

With a copy to:

HSBC Ventures USA Inc. 95 Washington Street
Buffalo, NY 14203
Attn: CMB Loan Service

18. Assignment; Binding Effect. This Guaranty shall be binding upon and inure to the benefit of Guarantors and Bank and their respective successors and assigns permitted under the Loan Agreement, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein without Bank’s prior written consent.

19. Entire Agreement; Modifications. This Guaranty is intended by each Guarantor and Bank to be the final, complete, and exclusive expression of the agreement between them. This Guaranty supersedes all prior and contemporaneous oral and written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Guaranty shall be made, except by a written agreement signed by Guarantors and Bank.

20. Severability. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned as of the date first written above.

AVEPOINT PUBLIC SECTOR, INC.

By:	/s/ Brian Brown
Name: Brian Brown
Title: Sole Director

AVEPOINT HOLDINGS USA, LLC

By:	/s/ Brian Brown
Name: Brian Brown
Title: Sole Director

Acknowledged and Agreed by:

HSBC VENTURES USA INC.

By:
Name:
Title:

[Signature Page to Guaranty]

IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned as of the date first written above.

IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned as of the date first written above.

AVEPOINT PUBLIC SECTOR, INC.

By:
Name:
Title:

AVEPOINT HOLDINGS USA, LLC

By:
Name:
Title:

Acknowledged and Agreed by:

HSBC VENTURES USA INC.

By:	/s/ Prasant Chunduru
Name: Prasant Chunduru
Title: SVP, Head of Venture Debt

[Signature Page to Guaranty]